UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2008/January 7, 2008

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	Termination of A Material Definitive Agreement

On January 7, 2008, Domtar Corporation issued a press release announcing that its wholly-owned subsidiary, Domtar Inc., has terminated the agreement to sell its forest products business to Conifex Inc. Pursuant to the agreement, reached on June 21, 2007, Domtar Inc. would have sold to Conifex sawmills and other forest operations situated in Ontario and Québec for approximately CDN$285 million including an estimated CDN$50 million of working capital.

The agreement was terminated pursuant to its terms as both parties recognized that required closing conditions had not been met.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibits 99.1:   Press release of Domtar Corporation, dated January 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
Name: Razvan L. Theodoru
Title: Vice-President and Secretary

Date: January 8, 2008

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release of Domtar Corporation, dated January 7, 2008

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